                                                                   Exhibit 10.54

                                 PROMISSORY NOTE

U.S. $100,000.00                                                Denver, Colorado
                                                                February 7, 2003

     FOR VALUE RECEIVED, Mark L. Nelson ("Borrower") promises to pay to the order of Polar Molecular Corporation, a Delaware corporation ("Holder") the principal sum of One Hundred Thousand Dollars ($100,000.00), with interest on the unpaid principal balance from February 7, 2003, until paid, at an interest rate equal to the Prime Rate (as determined from time to time by any major commercial bank and published as its "prime rate"), plus one percent (1%) (the "Interest Rate"), all in accordance with the terms and provisions hereof.

1. Maturity Date. The entire principal and unpaid interest hereunder, and all Overdue Amounts (if any), shall be due and payable in full on February 7, 2007 (the "Maturity Date").

2. Interest. All outstanding principal shall bear interest at the Interest Rate per annum and all interest accrued to date shall be due and payable annually on February 7 of each year beginning February 7, 2004 and ending on the Maturity Date.

3. Optional Prepayment. The Borrower may prepay the principal amount and any accrued interest outstanding under this Promissory Note (this "Note"), in whole or in part, at any time without premium or penalty.

4. Overdue Amounts. If the Borrower fails to pay in full any amount payable by the Borrower hereunder on the due date thereof (an "Overdue Amount"), the Borrower will pay on the date he pays such Overdue Amount interest on the Overdue Amount, at the rate of the lesser of (i) the maximum lawful rate or
     (ii) 15% per annum, in each case for the actual number of days during the period from and including such due date to but excluding the date of actual payment of the Overdue Amount and all accrued interest herein.

5. Payments Generally. Payments received for application to this Note shall be applied: first, to the payment of any costs of enforcing this Note; second, to the payment of any Overdue Amounts and accrued interest thereon at the increased rate specified in Clause 5 above; third, to accrued interest as specified in Clause 2 above; and the balance applied in reduction of the principal amount hereof. Any partial prepayment shall be applied against the principal amount outstanding and shall not postpone the due date of any subsequent payments or change the amount of such payments.

6. Acceleration. If any payment required by this Note is not paid when due, the entire principal amount outstanding and interest accrued thereon shall become due and payable at the option of the Holder if Borrower fails to cure such non-payment within 30 days of receipt of written notice of such non-payment ("Acceleration"). To exercise this option, the Holder shall give the Borrower written notice specifying the amount of the non-payment and the date upon which the Borrower must cure such non-payment before the Holder can exercise its option to accelerate the Note and the obligations hereunder (the "Acceleration Notice"). In the event that the Borrower cures such non-payment by paying all unpaid amounts, including any Overdue Amounts pursuant to Clause 4 hereof, prior to the acceleration date set forth in the Acceleration Notice, the terms of this Note shall be fully reinstated as they were immediately before such notice and no default shall have been deemed to have occurred hereunder. The Holder shall be entitled to collect all reasonable costs and expenses of enforcing this Note and the Holder's rights hereunder, including, but not limited to, reasonable attorneys' fees.

7. Payments Generally; Tax Gross Up. All payments to be paid hereunder shall be made to the Holder in U.S. Dollars, free and clear of any taxes, deductions, withholdings and charges and without any set off or counterclaim, by delivery of certified clerk or other freely transferable and immediately available funds to the Holder at the address set forth in Clause 9 hereof.

8. Waiver of Presentment, Notice of Dishonor, etc. The Borrower and all other makers, sureties, guarantors and endorsers hereof waive presentment, demand, notice of dishonor, notice of acceleration and protest, and assent to any extension of time with respect to any payment due under this Note, to any substitution or release of collateral and to the addition or release of any party. No waiver of any payment or other right under this Note shall operate as a waiver of any other payment or right.

9. Notice. Any notice to the Borrower provided for in this Note shall be in writing and shall be given and be effective upon (1) delivery to the Borrower, or (2) mailing such notice by certified mail, return receipt requested, addressed to the Borrower at 4875 DTC Blvd., Building 2 No. 103, Denver, Colorado 80237, or to such other address as the Borrower may designate by notice to the Holder. Any notice to the Holder shall be in writing and shall be given and be effective upon (1) delivery to the Holder, or (2) by mailing such notice by certified mail, return receipt requested, to the Holder at 4600 South Ulster Street, Suite 940, Denver, Colorado 80237, or to such other address as the Holder may designate by notice to the Borrower.

10. Governing Law. This Promissory Note shall be governed by, and construed in accordance with the laws of, the State of Colorado without reference to any conflict of law principles thereof.

     This Note is executed and delivered as of the day and year first above written.

                                              BORROWER:


                                              /s/ Mark L. Nelson
                                              ----------------------------------
                                              Mark L. Nelson

                                       2